Exhibit 10.4

Employment Contract –Zhizhong Hu

BETWEEN:  Beijing REIT Technology Development Co., Ltd, a company legally incorporated under the laws of People’s Republic of China, having a mailing address at Room 1611, No.1 Building, No.208, Second Block, Lize Zhongyuan, Wangjing Xinxing Industrial Area, Chaoyang District, Beijing City, acting and represented herein by Mr. Li Hengfang, Legal Representative, declaring duly authorized, (hereinafter called the "COMPANY")

AND:   Mr. Zhizhong Hu, (hereinafter called the “EMPLOYEE")

(COMPANY and EMPLOYEE hereinafter collectively called "Parties")

WHEREAS:

COMPANY requires the services of EMPLOYEE as Chief Technology Officer (CTO);

EMPLOYEE agreed to provide COMPANY his full-time services as CTO;

the Parties wish to confirm their agreement in writing;

the Parties have the capacity and quality of exercise all the rights necessary for the conclusion and implementation of the agreement found in this Contract;

THEREFORE THE FOREGOING, THE PARTIES AGREE AS FOLLOWS:

1. Employment

EMPLOYEE agrees to assume full-time for COMPANY (minimum of forty (40) hours per week) the role of CTO during the entire duration of the Contract;

2. Term

This Contract is for an initial term of 36 months, namely from September 1, 2016 to August 31, 2019, renewable for an additional period of 24 months unless either party terminates it in writing at least sixty (60) days before the expiration of the initial term;

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3. Responsibilities

EMPLOYEE agrees and undertakes to COMPANY to the following: The services must be made full time in a professional manner, according to the rules generally accepted by industry.

3.1 Creating overall technology standards and practices and ensuring adherence.

3.2 Building and managing the COMPANY’s technology team.

3.3 Managing data systems implementation and monitoring their effectiveness in meeting business goals.

3.4 Collaborate with the appropriate departments to assess and recommend technologies in support of COMPANY needs.

3.5 Work with the CEO and other executives to develop a technical strategy for the COMPANY, involving goal-setting, discussing options and analyzing risks, ensuring the technical strategy align with the COMPANY’s overall business objectives.

3.6 Keeps an eye out for new technological developments that can help the COMPANY improve efficiency and customer satisfaction.

4. CONSIDERATION

4.1 Service Awards

In consideration of the provision of services, COMPANY to pay EMPLOYEE, as compensation;

The gross amount of RMB156000 annually calculated at the rate of twelve (12) equal monthly installments consecutively of RMB13000 each.

4.2 Expenditure incurred

COMPANY will reimburse EMPLOYEE all reasonable expenses incurred in connection with this Contract, upon presentation of appropriate documentation. The date of reimburse EMPLOYEE shall be the 20th of each month.

5. Commitment to confidentiality and nondisclosure

EMPLOYEE recognizes that certain disclosures to be provided by COMPANY have or may have considerable strategic importance, and therefore represent trade secrets for purposes of this Contract. During the term of this Contract and for a period of 36 months following the end of it, EMPLOYEE is committed to COMPANY to:

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a) keep confidential and not disclose the information;

b) take and implement all appropriate measures to protect the confidentiality of the information;

c) not disclose, transmit, exploit or otherwise use for its own account or for others, elements of information;

6. Exclusivity of service provider

During the term of this Contract and for a period of 24 months following the end of it, EMPLOYEE is committed to COMPANY not render services to or for direct or indirect competitors of COMPANY.

7. Termination of Contract

Either party may terminate this Contract at any time, upon presentation of a sixty (60) days notice given to the other party.

8. GENERAL PROVISIONS

Unless specific provision to the contrary in this Contract, the following provisions apply.

8.1 Force Majeure

Neither party can be considered in default under this Contract if the performance of its obligations in whole or in part is delayed or prevented by following a force majeure situation. Force majeure is an external event, unforeseeable, irresistible and it absolutely impossible to fulfill an obligation.

8.2 Severability

The possible illegality or invalidity of an article, a paragraph or provision (or part of an article, a paragraph or provision) does not in any way affect the legality of other items, paragraphs or provisions of this Contract, nor the rest of this article, this paragraph or provision unless a contrary intention is evident in the text.

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8.3 Notices

Any notice to a party is deemed to have been validly given if in writing and sent by registered or certified mail, by bailiff or by courier to such party at the address listed at the beginning of this Contract or any other address that the party may indicate a similar notice to another party. A copy of any notice sent by mail must be sent by one mode of delivery mentioned above.

8.4 No Waiver

The inertia, neglect or delay by any party to exercise any right or remedy under this Contract shall in no way be construed as a waiver of such right or remedy.

8.5 Contract Amendment

This Contract may be amended only by a writing signed by all Parties.

9. Applicable Laws and Election of domicile

This Contract is subject to the laws of the People’s Republic of China.

The Parties agree to elect domicile in the judicial district of Beijing City, China, and chose it as the appropriate district to hear any claim arising from the interpretation, application, and performance, the entry into force, validity and effect of this Contract.

10. Currencies

All sums of money under this Contract refer to Chinese currency.

11. Effectiveness and Copies

This Contract will come into force upon signature and seal by both Parities. This Contract is made in duplicate and both are of equally binding force. The COMPANY and the EMPLOYEE each holds one copy.

IN THE CITY OF BEIJING, CHINA,

Beijing REIT Technology Development Co., Ltd

(Seal)

/s/ Zhizhong Hu

(Signature)

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